SOURCE SCIENTIFIC, INC.

                                NOTICE OF ANNUAL
                             MEETING OF SHAREHOLDERS
                                   TO BE HELD

                           Tuesday, November 26, 1996


TO THE SHAREHOLDERS OF SOURCE SCIENTIFIC, INC:

         You are cordially invited to attend the Annual Meeting of Shareholders of SOURCE SCIENTIFIC, INC. (the "Company"), which will be held at 7390 Lincoln Way, Garden Grove, California, on Tuesday, November 26, 1996, to consider and act upon the following matters:

     (1) The election of a Board of seven Directors. The persons nominated by the Board of Directors (Jerry Gallwas, John A. Karsten, Barry D. Plost, Bruce Popko, Susan L. Preston, Richard A. Sullivan, and Thomas
          J. White) are described in the accompanying Proxy Statement.

     (2) Such other business as may properly come before the meeting or any adjournments thereof.

         Only Shareholders of record at the close of business on October 11, 1996, (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournments thereof.

         This Proxy Statement and the accompanying Proxy were mailed to Shareholders by American Stock Transfer and Trust Company, commencing October 24, 1996. The executive offices of the Company are located at 7390 Lincoln Way, Garden Grove, California 92641.

         WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE DATE, SIGN AND RETURN THE ACCOMPANYING PROXY WITHOUT DELAY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOU ARE CORDIALLY INVITED TO ATTEND AND YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AND PREFER TO VOTE IN PERSON.

                                           BY ORDER OF THE BOARD OF DIRECTORS
7390 Lincoln Way                                       Catherine Curtis
Garden Grove, California 92841                         Secretary
                                                       October 15, 1996

                             SOURCE SCIENTIFIC, INC.

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                         To be held on November 26, 1996

         This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of SOURCE SCIENTIFIC, INC., a California corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at 7390 Lincoln Way, Garden Grove, California, at 3:00 p.m., Pacific time. A Proxy for the Annual Meeting is enclosed, by means of which you may direct your vote as to each of the proposals described in this Proxy Statement.

         All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted. A Shareholder may revoke his or her Proxy at any time before it is exercised by filing with the Secretary of the Company at its executive office in Garden Grove, California, a written notice of revocation or a duly executed Proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person.

         The date of October 11, 1996, has been fixed as the record date (the "Record Date") for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment of the Annual Meeting. As of that date, the outstanding voting securities of the Company consisted of 20,152,919 shares of Common Stock (the "Common Stock"). Holders of Common Stock are entitled to one vote for each share of Common Stock upon all matters to be considered at the Annual Meeting, including the election of Directors, except if notice is provided at the Annual Meeting as described in the next paragraph, at which time the holders of Common Stock would have cumulative voting rights. Unless the context otherwise requires, the term "Shareholder," when used in this Proxy Statement, refers to holders of shares of the Common Stock.

         If any Shareholder gives notice at the Annual Meeting prior to the voting for election of Directors that he or she intends to cumulate his or her votes, each Shareholder may cumulate his or her votes and (a) give any candidate whose name has been placed in nomination prior to the voting a number of votes equal to the number of Directors to be elected multiplied by the number of his or her shares or share equivalents, or (b) distribute his or her votes among as many candidates so nominated as he or she sees fit. The candidates receiving the highest number of votes, up to the number of Directors to be elected, will be elected as Directors.

PRINCIPAL SHAREHOLDERS. The following table sets forth certain information with respect to beneficial ownership of the Company's outstanding Common Stock as of January 5, 1996, (i) assuming the exercise of all exerciseable outstanding warrants and options, and; (ii) assuming the conversion into Common Stock of all debentures, (a) by each person who is known by the Company to own beneficially more than five percent of the shares of the Company's Common Stock; (b) by each director or nominee of the Company; (c) by each of the Company's executive officers named in the Election of Directors section within this Proxy; and (d) by all directors and officers as a group.

                 Number of Common Shares Beneficially Owned (1)

                                                Assuming Conversion of all
                                              Debentures and Exercise of all
                                                  Warrants and Options
                                              ------------------------------
                                                  Number of
              Shareholder Name                     Shares          Percent
             -----------------                ----------------   -----------
         John E McConnaughy Jr (2)                6,316,509         23.86
              Rompos Ltd (3)                      2,636,792         11.57
              Stanley Becker (4)                  2,562,916         12.50
              Barry Nathanson (5)                 2,055,755          9.34
              Max Goldring Trust (6)              1,334,000          6.21
              Richard Sullivan (7)                  375,590          1.83
              John Karsten (8)                      496,614          2.46
              Susan Preston (9)                      89,990          *
              Thomas White (10)                      15,000          *
              Bruce Popko (10)                       15,000          *
              Jerry Gallwas (10)                     15,000          *
              Barry Plost (10)                       15,000          *
              All officers and directors as a    1,148,884          5.52
                group (7persons) (11)

*   Less than one percent
1. Includes all options and warrants which are exerciseable, and all debentures that are convertible, within 60 days of the date of this Annual Report.
2. Includes 2,641,509 shares reserved for the conversion of 1996 A Debentures; 1,875,000 shares reserved for the conversion of 1996 B Debentures; 1,800,000 shares reserved for the exercise of 1996 Debenture Warrants. Mr. McConnaughy's address is 1011 High Ridge Road, Stanford, CT 06905.
3. Includes 1,886,792 shares reserved for the conversion of 1996 A Debentures and 750,000 shares reserved for the exercise of 1996 Debenture Warrants. Rompos Ltd.'s address is Chateau Routaf, Rouvier Place, SARL Chateau Vert, 83149 BRAS, France.
4. Includes 2,215,416 shares owned of record by such individual; 250,000 shares reserved for the conversion of 1996 B Debentures and 97,500 shares
    reserved for the exer-cise  of 1995  Debenture Warrants.        Mr. Becker's
    address is 55 East End Avenue, Apt. 7, New York, New York 10028.
5. Includes 210,000 shares owned of record by such individual; 1,320,755 shares reserved for the conversion of 1996 A Debentures and 525,000 shares reserved for the exercise of 1996 Debenture Warrants. Mr. Nathanson's address is 6 Shore Cliff Place, Great Neck, NY 11023.
6. Max Goldring Trust's address is c/o Paul Garrett, Trustee, 11920 Curri-tuck Drive, Los Angeles, California 90049.
7. Includes 27,430 shares of stock owned of record by Mr. Sullivan, 11,830 of which resulted from the exercise of options granted under the ISO Plan; and 348,160 shares reserved for the exercise of additional options granted to such individual under the ISO Plan. Mr. Sullivan's address is c/o the Company at 7390 Lincoln Way, Garden Grove, CA 92641.
8. Includes 451,614 shares of Common Stock owned of record by such individual; and 45,000 shares reserved for the exercise of options that have vested pursuant to the July 1994 and July 1995 grants to such individual, each such grant consisting of 30,000 Directors Options. Mr. Karsten's address is c/o the Company at 7390 Lincoln Way, Garden Grove, CA 92641.
9. Includes shares reserved for the exercise of options granted to such indi-vidual under the ISO Plan. Ms. Preston's address is c/o the Company at 7390 Lincoln Way, Garden Grove, California 92641.
10. Includes shares reserved for the exercise of options that have vested pursuant to grants of Directors Options to each such individual. The address of each such individual is c/o the Company at 7390 Lincoln Way, Garden Grove, California 92641.
11. Includes all shares referenced in notes 7 through 10, inclusive, and shares reserved for the exercise of options granted under the ISO Plan to two individuals who are executive officers, but not directors, of the Company.

                              ELECTION OF DIRECTORS

         A Board of seven Directors is to be elected at the Annual Meeting, to hold office until the next Annual Shareholders Meeting. The Board of Directors of the Company proposes the seven nominees named below. The accompanying Proxy may only be voted in order of preference and with such cumulation, if appropriate, as the persons appointed as proxies in the accompanying Proxy may in their discretion determine. All nominees have advised the Company that they are able and willing to serve as Directors; however, if any nominee refuses or is unable to serve, the persons appointed as proxies in the accompanying Proxy will vote for another person nominated by the Board of Directors. UNLESS OTHERWISE DIRECTED IN THE ACCOMPANYING PROXY, THE PERSONS APPOINTED AS PROXIES THEREIN WILL VOTE FOR THE ELECTION OF THE SEVEN DIRECTORS LISTED BELOW.

         The following information, which is as of October 1, 1996, has been furnished to the Company by the nominees:

Name                                   Age                  Elected Director
                                                                 Since
----                                   ---                  -----------------
Jerry Gallwas                          59                            1996
John A. Karsten                        63                            1975
Barry Plost                            50                            1988
Bruce Popko                            51                            1996
Susan L. Preston                       42                            1994
Richard A. Sullivan                    55                            1994
Thomas J. White                        37                            1996

         All directors serve from their date of election until the next Annual Shareholders Meeting. Executive officers are appointed by the Board of Directors. No current director or executive officer has any arrangement or understanding whereby he or she has been or will be selected as a director. Further, no nominee for director is related to any other director or executive officer.

The Nominees for the Board of Directors:

Richard A. Sullivan was appointed Member of the Board, President and Chief Executive Officer on April 28, 1994, and Chairman of the Board in April 1996. He is responsible for full operations of Source Scientific, Inc. He held the position of Executive Vice President and General Manager of Source since April 1993, and was Vice President Sales & Marketing for MicroProbe Corporation and Source from May 1989. Previously, he was President of LAB2000 in Florida, a company specialized in import and export of clinical and industrial products worldwide. Mr. Sullivan holds a BS in Medical Technology from the University of Buffalo, New York and an MBA from Pace University, New York.

John A. Karsten was the Vice President and Chief Financial Officer of the Company from 1990 through Fiscal 1994. He was instrumental in directing the Company's reorganization from computer peripheral manufacturer to analytic instrumentation manufacturer in 1991. He has served as a Member of the Board of Directors of the Corporation since its inception in 1975, participating in the Initial Public Offering of the Company.

Susan L. Preston is a part-time employee of the Company for corporate legal issues involving contracts, intellectual property, employment and regulatory compliance. She also has her own law practice in the State of Washington. Previously, she was Vice President and General Counsel for MicroProbe
Corporation from 1992 to 1994, where she handled all legal issues of the corporation. From 1991 to 1992, as Regional General Counsel, she provided legal and technical background to EMCON Northwest, a national environmental consulting firm involved in hydrogeology, remediation and analytical services.

Thomas J. White is CEO of VLSystems, Inc., of Irvine, California, a software systems integration firm, a position he has held since 1992. As a CPA, he has held Senior Tax Specialist positions with Coopers & Lybrand in Denver, and with Peat Marwick in Decatur, Illinois. Mr. White has been a certified public accountant since 1981, and holds a B.S. in Accounting from Illinois State University.

Jerry Gallwas is a retired Director of Program Management for Beckman Instruments. His career with Beckman was from 1964 to 1994. As a member of the original team that founded and managed Beckman's diagnostic business from the mid-1960's, Mr. Gallwas contributed to the definition, design and development of Beckman's clinical laboratory systems. Mr. Gallwas holds a BS from San Diego State College.

Bruce Popko is Chairman/CEO of ARRISystems, Inc., a publication, telecom and design consulting company located in Irvine, California, a position he has held since 1993. Previously, he held executive management positions a Scitex American Corp, and at Dymo Industries/Photon in Boston, Massachusetts. Mr. Popko has a BS from Akron University and has attended the Accelerated MBA series at Harvard Business School - Advanced Studies.

Barry D. Plost is currently Chairman, President/CEO of SeraCare, Inc., in Los Anageles. He was formerly with David Barrett, Inc. as a management consultant, and President/CEO of Country Wide Transport Services, Inc., a NASDAQ listed company. He holds a BA degree from University of Illinois and an MBA from Loyola University in Chicago.

Executive Compensation

         The following table sets forth information regarding compensation paid by the Company to its Chief Executive Officer (the "Named Officer") during each of the Company's last three fiscal years. No executive officer of the Company received salary and bonus payments in excess of $100,000 during the fiscal year ended June 30, 1996.


                                                                                        Long Term Compensation
                                                                                                 Awards (2)
Name and Principal Position (1)             Annual Compensation                              Securities Underlying
-------------------------------             -------------------                                  Options (#)
                                            Year          Salary ($)

Richard A. Sullivan                         1996          97,428(3)                              330,000
President and Chief Executive Officer       1995         103,021                                       0
and Chairman of the Board                   1994         103,021                                 200,000

(1)  Mr. Sullivan became President and Chief Executive Officer on May 1, 1994.
(2) The Company has no stock appreciation rights plan. The Company has an incentive stock option plan which was amended by a vote of the shareholders in December 1994, to include options to directors and advisors.
(3) Mr. Sullivan's compensation for fiscal 1996 reflects a salary reduction of 12 1/2% which was implemented throughout the Company on August 1, 1995.

Options Exercises and Year-End Value Table

     The table below sets forth information regarding stock options of the Chief Executive Officer including (i) the exercise of stock options during the fiscal year ended June 30, 1996, (ii) the number of unexercised options as of June 30, 1996, and (iii) the value as of June 30, 1996, of unexercised in-the-money options.

                                                     Number of Securities Underlying   Value of Unexercised
                                                          Unexercised Options          In-the-Money Options
                       Shares Acquired    Value             at Year-End (#)              at Year-End ($)
     Name              on Exercise (#)  Realized ($)   Exerciseable/Unexerciseable    Exerciseable/Unexerciseable (1)
     ----              ---------------  ----------  -------------------------------  ---------------------------

Richard A. Sullivan        11,830         1,656           348,170/170,000                    - / -

(1) Value per share is based on the difference between the option exercise price per share and the then current market price per share of Common Stock as of June 30, 1996.

Director Compensation

     Commencing April 1, 1996, the Members of the Board of Directors who qualify as outside directors receive cash compensation of $500 for each meeting attended, plus reimbursement for expenses incurred in meetings of the Board of Directors of the Company.

Consulting and Related Agreements

The Company has employment agreements with the following directors:

                     Dates of Agreement/
Name of Director     Working Relationship      Compensation          Scope of Services Provided
Richard A. Sullivan  July 1, 1995 to           $103,021              President and Chief Executive Officer
                     June 30, 1998             per annum

Susan L. Preston     July 1, 1995 to           $54,340               General Counsel and
                     June 30, 1997             per annum (1)         Director of Legal Affairs

(1) Ms. Preston is employed by the Company on a part-time basis.

The Company has employment agreements with Susan Preston, a director; Richard A. Sullivan, an officer and director; with Mokhtar A. Shawky and Catherine Curtis, who are officers of the Company; and with three senior key employees who are not directors or officers of the Company.

                  CONFIRMATION OF INDEPENDENT ACCOUNTANCY FIRM

         The Board of Directors appointed Corbin & Wertz, Certified Public Accountants, to audit the books of account and other records of the Company and its consolidated operating subsidiaries for the fiscal year ending June 30, 1996. The Board of Directors has appointed Corbin & Wertz as the Company's independent accountants for the fiscal year ending June 30, 1997, subject to shareholder approval and negotiation of the fee and the engagement agreement.

         The Board of Directors recommends the Shareholders approve the Board's appointment of Corbin & Wertz as the Company's independent accountants for the fiscal year ending June 30, 1997, subject to negotiation of the fee and the
engagement   agreement.   By  voting  FOR  the  confirmation  of  the  Company's
independent accountant, Corbin & Wertz, shareholders will confirm the appointment of Corbin & Wertz for the fiscal year ending June 30, 1996, and will approve the appointment of Corbin & Wertz for the fiscal year ending June 30, 1997. The Board expects that representatives of Corbin & Wertz will be present at the Annual Meeting to respond to appropriate questions from Shareholders, and the Board will provide these representatives with an opportunity to make a statement if they desire to do so.

         Confirmation requires the affirmative vote of a majority of the shares represented and voted at the Annual Meeting. If the appointment of Corbin & Wertz is not approved by the shareholders, the Board of Directors will consider the appointment of other auditors for the fiscal year ending June 30, 1997.


                                  OTHER MATTERS

         The Board of Directors is not aware of any business which may be properly presented for action at the Annual Meeting and which is required to be disclosed in this Proxy Statement except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying Proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matters come before the Annual Meeting, including matters incident to the conduct of the meeting and any Shareholder proposal omitted from the Proxy Statement and Proxy pursuant to the Proxy rules of the Securities and Exchange Commission, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.


                                    EXPENSES

         The entire cost of preparing, assembling, printing and mailing this Proxy Statement and the enclosed form of Proxy and the cost of soliciting Proxies with respect to the Annual Meeting will be borne by the Company. The
Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for their reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.


                          ANNUAL REPORT TO SHAREHOLDERS

         The Company's Annual Report to Shareholders which includes financial statements for the fiscal years ended June 30, 1995 and 1996, is being sent to the Shareholders concurrently with mailing of this Proxy Statement. The Annual Report is not to be considered as part of the soliciting material.


                             SHAREHOLDERS' PROPOSALS

         It is presently anticipated that the 1997 Annual Meeting of Shareholders will be held on Wednesday, November 5, 1997. Shareholders desiring to exercise their rights under the proxy rules of the Securities and Exchange Commission to submit proposals for consideration by the Shareholders at the 1997 Annual Meeting are advised that their proposals must be received by the Company no later than June 1, 1997 in order to be eligible for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting.

                                             BY ORDER OF THE BOARD OF DIRECTORS

Garden Grove, California                              Catherine Curtis
October 15, 1996                                           Secretary

Copies of the Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission, including financial statements, can be obtained without charge by holders (including beneficial owners) of the Company's Common Stock, from Catherine Curtis, Corporate Secretary, 7390 Lincoln Way, Garden
Grove, California 92641.